Exhibit 5.1

Client: 94789-00006

February 9, 2021

Viant Technology Inc.

2722 Michelson Drive, Suite 100

Irvine, CA 92612

Re:	Viant Technology Inc.
Registration Statement on Form S-1

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-1 of Viant Technology Inc., a Delaware corporation (the “Company”), filed with the Securities and Exchange Commission (the “Commission”) on the date hereof pursuant to Rule 462(b) (the “Additional Registration Statement”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the offering by the Company of up to 1,725,000 shares (which includes shares that may be sold upon exercise of the underwriters’ option to purchase additional shares from the selling stockholders) of the Company’s Class A common stock, par value $0.001 per share, (the “Shares”). The Additional Registration Statement incorporates by reference the Registration Statement on Form S-1, File No. 333-252117, as amended (the “Registration Statement”), of the Company, filed with the Commission pursuant to the Securities Act.

In arriving at the opinion expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of specimen Common Stock certificates and such other documents, corporate records, certificates of officers of the Company and of public officials and other instruments as we have deemed necessary or advisable to enable us to render the opinions set forth below. In our examination, we have assumed without independent investigation the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that the Shares, when issued against payment therefor as set forth in the Registration Statement, will be validly issued, fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the Additional Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof, which are incorporated by reference into the Additional Registration Statement. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

Very truly yours,

/s/ Gibson, Dunn & Crutcher LLP